Exhibit 99.1

MODUSLINK GLOBAL SOLUTIONS REPORTS FINANCIAL RESULTS FOR SECOND QUARTER OF FISCAL 2015

WALTHAM, Mass.—March 16, 2015—On March 12, 2015, ModusLink Global Solutions™, Inc. (NASDAQ: MLNK) reported financial results for its second quarter of fiscal year 2015 ended January 31, 2015. Results for the three and six month periods ended January 31, 2015 are summarized in the following paragraphs. For a full discussion of the results, please see the Company’s quarterly report on Form 10-Q, which can be accessed through www.moduslink.com.

Second Quarter Financial Summary

¡	Net revenue of $148.3 million for the three months ended January 31, 2015, a decrease of 23.6% compared to the same period in the prior year.
¡	Gross margin of 11.2% for the three months ended January 31, 2015, a 0.4 percentage point decrease compared to 11.6% in the same period in the prior year.
¡	SG&A expenses of $14.6 million for the three months ended January 31, 2015, a 25.2% reduction compared to the same period in the prior year.
¡	Operating income of $0.6 million for the three months ended January 31, 2015, compared to operating income of $1.2 million in the same period in the prior year.
¡	Adjusted EBITDA of $4.7 million for the three months ended January 31, 2015, compared to $8.6 million in the same period in the prior year.
¡	Net loss of $1.6 million, or $(0.03) per basic and diluted share, for the three months ended January 31, 2015, compared with net income of $1.1 million, or $0.02 per basic and diluted share, in the same period in the prior year.

Year-to-Date Financial Summary

¡	Net revenue of $335.8 million for the six months ended January 31, 2015, a decrease of 12.9% compared to the same period in the prior year.
¡	Gross margin of 10.6% for the six months ended January 31, 2015, a 1.0 percentage point decrease compared to 11.6% in the same period in the prior year.
¡	SG&A expenses of $30.2 million for the six months ended January 31, 2015, a 20.0% reduction compared to the same period in the prior year.
¡	Operating income of $1.8 million for the six months ended January 31, 2015, compared to operating income of $3.9 million in the same period in the prior year.
¡	Adjusted EBITDA of $12.2 million for the six months ended January 31, 2015, compared to $17.4 million in the same period in the prior year.
¡	Net loss of $1.3 million, or $(0.03) per basic and diluted share, for the six months ended January 31, 2015, compared with net income of $1.7 million, or $0.03 per basic and diluted share, in the same period in the prior year.

The Company reported net revenue of $148.3 million for the three months ended January 31, 2015, compared to $194.0 million in the same period in the prior year. Operating income for the three months ended January 31, 2015 was $0.6 million, as compared to an operating income of $1.2 million in the same period in the prior year. Net loss for the three months ended January 31, 2015 was $1.6 million, or $(0.03) per basic and diluted share, compared to a net income of $1.1 million, or $0.02 per basic and diluted share for same period in the prior year.

The Company reported net revenue of $335.8 million for the six months ended January 31, 2015, compared to $385.4 million in the same period in the prior year. Operating income for the six months ended January 31, 2015 was $1.8 million, as compared to an operating income of $3.9 million in the same period in the prior year. Net loss for the six months ended January 31, 2015 was $1.3 million, or $(0.03) per basic and diluted share, compared to a net income of $1.7 million, or $0.03 per basic and diluted share for same period in the prior year.

The decline in net revenue for the three and six months ended January 31, 2015 was primarily a result of lower volumes from a major computing market client. The lower revenue from the computing market client affected results in the Americas, Asia and Europe. The decline in gross margin, operating income and Adjusted EBITDA for the three and six months ended January 31, 2015 was primarily driven by the lower volumes from the major computing market client.

For the three months ended January 31, 2015, Adjusted EBITDA was $4.7 million compared to $8.6 million for the same period in fiscal 2014. For the six months ended January 31, 2015, Adjusted EBITDA was $12.2 million compared to $17.4 million for the same period in fiscal 2014. EBITDA represents earnings before interest, income tax expense, depreciation and amortization, and Adjusted EBITDA represents EBITDA excluding certain items. Please refer to the non-GAAP information and table reconciling the Company’s Adjusted EBITDA to its GAAP net income/(loss) below.

About ModusLink Global Solutions, Inc.

ModusLink Global Solutions, Inc. (NASDAQ: MLNK), through its wholly-owned subsidiaries, ModusLink Corporation and ModusLink PTS, Inc. (together “ModusLink”), executes comprehensive supply chain and logistics services that are designed to improve clients’ revenue, cost, sustainability and customer experience objectives. ModusLink is a trusted and integrated provider to the world’s leading companies in consumer electronics, communications, computing, medical devices, software and retail. ModusLink’s operations are supported by more than 25 sites across North America, Europe, and the Asia/Pacific region. For details on ModusLink’s flexible and scalable solutions visit www.moduslink.com and www.valueunchained.com, the blog for supply chain professionals.

In addition to an acquisition that would enhance our existing comprehensive supply chain logistics services business, we are interested in acquiring (including but not limited to) industrial, defense or electronics related businesses with at least $25 million of EBITDA. We prefer companies with significant operations in the United States, good gross margins and returns on invested capital, sustainable competitive advantages, strong brands and excellent management.

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Non-GAAP Information

In addition to the financial measures prepared in accordance with generally accepted accounting principles, the Company uses Adjusted EBITDA, a non-GAAP financial measure, to assess its performance. EBITDA represents earnings before interest, income tax expense, depreciation and amortization. We define Adjusted EBITDA as EBITDA excluding the effects of professional fees associated with our SEC inquiry and financial restatement, strategic consulting and other professional fees, executive severance and employee retention, restructuring, share-based compensation, impairments of goodwill and long-lived assets, unrealized foreign exchange gains or losses, net, other non-operating gains or losses, net, equity in gains and losses of affiliates and impairments, and discontinued operations.

We believe that providing Adjusted EBITDA to investors is useful, as this measure provides important supplemental information of our performance to investors and permits investors and management to evaluate the operating performance of our core supply chain business. We use Adjusted EBITDA in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of incentive compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our core supply chain business. We believe that the Adjusted EBITDA financial measure assists in providing an enhanced understanding of our underlying operational measures to manage the core supply chain business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision making.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies.

A table reconciling the Company’s EBITDA and Adjusted EBITDA to its GAAP net income/(loss) is included in this release.

ModusLink Global Solutions is a registered trademark of ModusLink Global Solutions, Inc. All other company names and products are trademarks or registered trademarks of their respective companies.

This release contains forward-looking statements, which address a variety of subjects. All statements other than statements of historical fact, including without limitation, those with respect to the Company’s goals, plans, expectations and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the Company’s ability to execute on its business strategy, including any cost reduction plans and the continued and increased demand for and market acceptance of its services, which could negatively affect the Company’s ability to meet its revenue, operating income and cost savings targets, maintain and improve its cash position, expand its operations and revenue, lower its costs, improve its gross margins, reach and sustain profitability, reach its long-term objectives and operate optimally; failure to realize expected benefits of restructuring and cost-cutting actions; the Company’s ability to preserve and monetize it’s net operating losses; difficulties integrating technologies, operations and personnel in accordance with the Company’s business

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strategy; client or program losses; demand variability in supply chain management clients to which the Company sells on a purchase order basis rather than pursuant to contracts with minimum purchase requirements; risks inherent with conducting international operations; and increased competition and technological changes in the markets in which the Company competes. For a detailed discussion of cautionary statements that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements represent management’s current expectations and are inherently uncertain. The Company does not undertake any obligations to update forward-looking statements made by it.

Contact:

Mary Conway

781-663-5012

ir@moduslink.com

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ModusLink Global Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	January 31, 2015	July 31, 2014	January 31, 2014
Assets:
Cash and cash equivalents	$122,872	$183,515	$75,274
Trading securities	71,608	22,793	—
Accounts receivable, net	133,027	123,948	145,480
Inventories	66,887	65,269	68,890
Prepaid and other current assets	21,435	10,243	10,774

Total current assets	415,829	405,768	300,418

Property and equipment, net	22,571	25,126	28,911
Investments in affiliates	7,188	7,172	8,071
Goodwill	3,058	3,058	3,058
Other intangible assets, net	131	667	1,204
Other assets	8,245	9,855	5,389

Total assets	$457,022	$451,646	$347,051

Liabilities:
Accounts payable	$132,201	$105,045	$112,236
Accrued restructuring	1,233	2,246	1,686
Accrued expenses	40,473	39,544	37,840
Other current liabilities	36,273	51,759	25,735

Total current liabilities	210,180	198,594	177,497

Long-term portion of accrued restructuring	—	39	273
Notes payable	75,560	73,391	—
Other long-term liabilities	8,090	8,004	9,243

Total liabilities	293,830	280,028	187,013

Stockholders' equity:	163,192	171,618	160,038

Total liabilities and stockholders' equity	$457,022	$451,646	$347,051

ModusLink Global Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended January 31,			Six Months Ended January 31,
	2015	2014	Fav (Unfav)	2015	2014	Fav (Unfav)
Net revenue	$148,310	$194,011	(23.6%)	$335,754	$385,426	(12.9%)
Cost of revenue	131,716	171,431	23.2%	300,322	340,851	11.9%

Gross profit	16,594	22,580	(26.5%)	35,432	44,575	(20.5%)

	11.2%	11.6%	(0.4%)	10.6%	11.6%	(1.0%)
Operating expenses:
Selling, general and administrative	14,639	19,572	25.2%	30,161	37,687	20.0%
Amortization of intangible assets	268	280	4.3%	536	560	4.3%
Impairment of long-lived assets	—	500		—	500
Restructuring, net	1,041	993	(4.8%)	2,942	1,972	(49.2%)

Total operating expenses	15,948	21,345	25.3%	33,639	40,719	17.4%

Operating income	646	1,235	(47.7%)	1,793	3,856	(53.5%)
Other income (expense), net	(1,853)	581	(418.9%)	(1,629)	(231)	(605.2%)

Income (loss) from continuing operations before taxes	(1,207)	1,816	(166.5%)	164	3,625	(95.5%)
Income tax expense	549	753	27.1%	1,706	1,890	9.7%
Equity in (gains) losses of affiliates, net of tax	(200)	—	100.0%	(208)	134	255.2%

Income (loss) from continuing operations	(1,556)	1,063	(246.4%)	(1,334)	1,601	(183.3%)
Discontinued operations, net of income taxes:
Income from discontinued operations	—	1		—	80

Net income (loss)	$(1,556)	$1,064	(246.2%)	$(1,334)	$1,681	(179.4%)

Basic net income (loss) per share:
Income (loss) from continuing operations	$(0.03)	$0.02		$(0.03)	$0.03
Income from discontinued operations	0.00	0.00		0.00	0.00

Net Income (loss)	$(0.03)	$0.02		$(0.03)	$0.03

Diluted net income (loss) per share:
Income (loss) from continuing operations	$(0.03)	$0.02		$(0.03)	$0.03
Income from discontinued operations	0.00	0.00		0.00	0.00

Net Income (loss)	$(0.03)	$0.02		$(0.03)	$0.03

Weighted average common shares used in:
Basic earnings per share	51,646	51,498		51,888	51,467
Diluted earnings per share	51,646	51,811		51,888	51,539

ModusLink Global Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Information by Operating Segment

(in thousands)

(unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2015	2014	2015	2014
Net revenue:
Americas	$53,242	$78,787	$135,040	$155,362
Asia	45,493	47,530	88,448	92,920
Europe	40,626	56,751	95,041	117,367
All other	8,949	10,943	17,225	19,777

Total net revenue	$148,310	$194,011	$335,754	$385,426

Operating income (loss):
Americas	$(139)	$2,080	$1,479	$5,568
Asia	4,677	5,808	8,030	11,659
Europe	(952)	(2,149)	(2,330)	(4,495)
All other	361	(76)	522	509

Total segment operating income	3,947	5,663	7,701	13,241
Corporate-level activity	(3,301)	(4,428)	(5,908)	(9,385)

Total operating income	$646	$1,235	$1,793	$3,856

ModusLink Global Solutions, Inc. and Subsidiaries

Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(in thousands)

(unaudited)

Net Income to Adjusted EBITDA[1]
	Three Months Ended January 31,		Six Months Ended January 31,
	2015	2014	2015	2014
Net income (loss)	$(1,556)	$1,064	$(1,334)	$1,681
Interest income	(355)	(65)	(419)	(167)
Interest expense	2,619	199	5,286	412
Income tax expense	549	753	1,706	1,890
Depreciation	1,919	3,097	4,729	6,571
Amortization of intangible assets	268	280	536	560

EBITDA	3,444	5,328	10,504	10,947
SEC inquiry and financial restatement costs	30	1,438	7	3,217
Strategic consulting and other professional fees	232	39	609	55
Restructuring	1,041	993	2,942	1,972
Share-based compensation	446	638	855	1,150
Impairment of goodwill and long-lived assets	—	500	—	500
Unrealized foreign exchange (gains) losses, net	(1,537)	(626)	(1,591)	(348)
Other non-operating (gains) losses, net	1,224	110	(899)	(361)
Equity in (gains) losses of affiliates and impairments	(200)	177	(208)	311
Discontinued operations	—	(1)	—	(80)

Adjusted EBITDA	$4,680	$8,596	$12,219	$17,363

[1]	The Company defines Adjusted EBITDA as net income (loss) excluding net charges related to interest income, interest expense, income tax expense, depreciation, amortization of intangible assets, SEC inquiry and financial restatement costs, strategic consulting and other professional fees, executive severance and employee retention, restructuring, share-based compensation, impairment of goodwill and long-lived assets, unrealized foreign exchange (gains) losses, net, other non-operating (gains) losses, net, equity in (gains) losses of affiliates and impairments and discontinued operations.